                                                                     Exhibit 4.3

                               WORLDCORP, INC.,
                                         Issuer,

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                         Trustee,


                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of February 22, 1994

                                      to

                                   INDENTURE

                          Dated as of August 15, 1987

                                  Relating to

                        13 7/8% SUBORDINATED NOTES DUE

                                AUGUST 15, 1997

          THIS SECOND SUPPLEMENTAL INDENTURE is dated as of February 22, 1994, and is between WORLDCORP, INC., a Delaware corporation, (the "Company"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (formerly Norwest Bank Minneapolis, N.A.), as Trustee under the Indenture, as defined below (the "Trustee").

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of August 15, 1987, as amended by a First Supplemental Indenture dated as of March 1, 1988 (as amended, the "Indenture") providing for the issuance of the Company's 13 7/8% Subordinated Notes due August 15, 1997 (the "Notes"); and

          WHEREAS, in accordance with Section 10.02 of the Indenture, the holders of a majority in aggregate principal amount of the Notes (the "Holders") have consented to an amendment to Section 5.03(a) and the deletion of Section
5.13 of the Indenture; and

          WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid and binding instrument in accordance with its terms have been performed, and the execution and delivery hereof have been authorized in all respects;

          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders, as follows:

                                   ARTICLE I

          Section 1.01.  Amendment to Section 5.03(a).  Section 5.03(a) of the
                         ----------------------------
Indenture is hereby amended to read in its entirety as follows:

          (a) The Company shall not and shall cause each of its Restricted Subsidiaries not to, directly or indirectly, (i) pay or declare any dividends or make any distributions (other than dividends or distributions payable solely in shares of Qualified Capital Stock) on or in respect to any Capital Stock of the Company or, except for payments to the Company or any Restricted Subsidiary, any Restricted Subsidiary of the Company, (ii) purchase, redeem or otherwise acquire or retire for value (other than solely with shares of Qualified Capital Stock) any of the Capital Stock of the Company or any Restricted Subsidiary or warrants to purchase Capital Stock (other than Public Warrants or Private Warrants, the purchase, redemption or other acquisition of which is governed by clauses (vi) and (vii) of this
    Section 5.03), rights (other than convertible or exchangeable debt securities) or options to acquire any Capital Stock of the Company or any Restricted Subsidiary, (iii) make any Restricted Investment in any Unrestricted Subsidiary, (iv) purchase, redeem or otherwise acquire or retire for value any Permitted Exchange Indebtedness, (v) pay or set aside for payment any principal, interest, premium or penalty, if any, on any Permitted Exchange Indebtedness, (vi) purchase, redeem or otherwise acquire or retire for value any Private Warrants, or (vii) purchase, redeem or otherwise acquire for value Public Warrants other than pursuant to Section 8 of the Public Warrant Agreement, if, at the time of any action referred to in clauses (a)(i) through (viii) (individually and collectively, a "Restricted Payment"), or after giving effect to such Restricted Payment, (x) a Default or an Event of Default shall have occurred and be continuing, or (y) in the case of (i) (other than the payment or declaration of dividends or distributions by World Airways to its Stockholders or on Nonaffiliate Preferred Stock), (ii),
    (iv) and (v) above, Adjusted Stockholders' Equity is not a positive amount.

          Section 1.02.  Deletion of Section 5.13.  Section 5.13 of the
                         ------------------------
Indenture is hereby deleted in its entirety to read as follows:

          Section 5.13. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

                         [Deleted]


                                  ARTICLE II

                           Miscellaneous Provisions
                           ------------------------

          Section 2.01.  Terms Defined.  All capitalized terms used herein shall
                         -------------
have the meanings assigned to them in the Indenture unless expressly defined otherwise in this Second Supplemental Indenture.

          Section 2.02.  Indenture.  Except as expressly amended hereby, the
                         ---------
Indenture and Notes remain in full force and effect. Any references to the Indenture in the Notes shall refer to the Indenture as amended.

          Section 2.03.  Governing Law.  This Second Supplemental Indenture
                         -------------
shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof.

          Section 2.04.  Successors.  All agreements of the Company and the
                         ----------
Trustee in this Second Supplemental Indenture shall bind their respective successors.

          Section 2.05.  Multiple Counterparts.  The parties may sign multiple
                         ---------------------
counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

          Section 2.06.  Effectiveness.  The provisions of this Second
                         -------------
Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee and the Company in accordance with the provisions of
Section 10.2 of the Indenture.

          Section 2.07.  Recitals.  The recitals of fact contained herein shall
                         --------
be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of this Second Supplemental Indenture or the due execution hereof by the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their corporate seals to be hereunto affixed and attested, all as of the date first written above.


                                              WORLDCORP, INC.

[SEAL]

Attest: /s/ Andrew M. Paalborg                By:  /s/ A. Scott Andrews
       ----------------------------                ---------------------------
       Andrew M. Paalborg                          A. Scott Andrews
       Secretary                                   Chief Financial Officer



                                              NORWEST BANK MINNESOTA,
                                              NATIONAL ASSOCIATION

[SEAL]

Attest: /s/ Daniel S. Pation                  By: /s/ Mimi Traynor
       ----------------------------               ----------------------------
       Name: DANIEL S. PATION                     Name: MIMI TRAYNOR
       Title:                                     Title:

STATE OF VIRGINIA   )
                    )  ss.:
COUNTY OF FAIRFAX   )


    On this 22nd day of February, 1994, before me personally appeared A. Scott
            ----
Andrews, Chief Financial Officer of WorldCorp, Inc. personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing Second Supplemental Indenture as Chief Financial Officer on behalf of WorldCorp, Inc. and acknowledged to me that WorldCorp, Inc. executed it.



[NOTARY SEAL]                                          /s/ Carol Sue Bengston
                                          -----------------------------------
                                          Notary Public    Carol Sue Bengston


My commission expires:   April 30, 1996
                      --------------------------------

I was commissioned a notary public as Carol Sue Peters

STATE OF MINNESOTA  )
                    )
COUNTY OF HENNEPIN  )
          --------

    On this 23rd day of February, 1994, before me personally appeared
           ------
        MIMI TRAYNOR         ,     ASST VICE PRES.    of Norwest Bank Minnesota,
- -----------------------------  -----------------------
National Association personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing Second
Supplemental Indenture as         ASST VICE PRES.      on behalf of Norwest Bank
                         ------------------------------
Minnesota, National Association and acknowledged to me that Norwest Bank Minnesota, National Association executed it.



[NOTARY SEAL]                             /s/ B J. Fisk
                                          --------------------------------
                                          Notary Public


My commission expires:   1-31-00
                      ---------------------------------